                                                                   EXHIBIT 3(ii)

                                 B Y - L A W S

                                       OF

                          FARMERS & MERCHANTS BANCORP

                            (a Delaware corporation)

                               TABLE OF CONTENTS
                               -----------------

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                                                                    Page
                                                                    ----

ARTICLE I   OFFICES..................................................  1
      1.1   REGISTERED OFFICE........................................  1
      1.2   PRINCIPAL EXECUTIVE OFFICE...............................  1
      1.3   OTHER OFFICES............................................  1

ARTICLE II  MEETINGS OF STOCKHOLDERS.................................  1
      2.1   PLACE OF MEETINGS........................................  1
      2.2   ANNUAL MEETING...........................................  1
      2.3   SPECIAL MEETING..........................................  1
      2.4   NOTICE OF STOCKHOLDERS' MEETING..........................  1
      2.5   MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.............  2
      2.6   AGENDAS FOR ANNUAL MEETINGS OF STOCKHOLDERS..............  2
      2.7   QUORUM...................................................  3
      2.8   ADJOURNED MEETING; NOTICE................................  3
      2.9   VOTING...................................................  3
      2.10  WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS.......  4
      2.11  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING..  4
      2.12  RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING
            CONSENTS.................................................  4
      2.13  PROXIES..................................................  5
      2.14  INSPECTORS OF ELECTION...................................  5
      2.15  CONDUCT OF MEETINGS......................................  6

ARTICLE III BOARD OF DIRECTORS.......................................  6
      3.1   POWERS...................................................  6
      3.2   NUMBER AND QUALIFICATION OF DIRECTORS....................  6
      3.3   ELECTION AND TERM OF OFFICE OF DIRECTORS.................  6
      3.4   NOMINATIONS FOR DIRECTORS................................  6
      3.5   VACANCIES................................................  7
      3.6   PLACE OF MEETINGS AND MEETINGS BY TELEPHONE..............  8
      3.7   ANNUAL MEETING...........................................  8
      3.8   OTHER REGULAR MEETINGS...................................  8
      3.9   SPECIAL MEETINGS.........................................  8
      3.10  ACTION ON NON AGENDA ITEMS...............................  8
      3.11  QUORUM...................................................  9
      3.12  WAIVER OF NOTICE.........................................  9
      3.13  ADJOURNMENT..............................................  9
      3.14  NOTICE OF ADJOURNMENT....................................  9
      3.15  ACTION WITHOUT MEETING...................................  9
      3.16  FEES AND COMPENSATION OF DIRECTORS.......................  9
      3.17  HONORARY DIRECTORS.......................................  9
      3.18  ADDITIONAL DIRECTOR QUALIFICATIONS.......................  9

ARTICLE IV  COMMITTEES............................................... 10
      4.1   COMMITTEES OF DIRECTORS.................................. 10
      4.2   MEETINGS AND ACTION OF COMMITTEES........................ 10

ARTICLE V   OFFICERS................................................. 11
      5.1   OFFICERS................................................. 11
      5.2   DUTIES................................................... 11

                                      -i-

      5.3   ELECTION OF OFFICERS..................................... 11
      5.4   SUBORDINATE OFFICERS..................................... 11
      5.5   REMOVAL AND RESIGNATION OF OFFICERS...................... 11
      5.6   VACANCIES IN OFFICES..................................... 11
      5.7   CHAIRMAN OF THE BOARD.................................... 11
      5.8   VICE CHAIRMAN............................................ 11
      5.9   PRESIDENT................................................ 11
      5.10  EXECUTIVE VICE PRESIDENT................................. 12
      5.11  CHIEF FINANCIAL OFFICER.................................. 12
      5.12  SENIOR CREDIT OFFICER.................................... 12
      5.13  SECRETARY................................................ 12

ARTICLE VI  RECORDS AND REPORTS...................................... 13
      6.1   MAINTENANCE AND INSPECTION OF SHARE REGISTER............. 13
      6.2   MAINTENANCE AND INSPECTION OF BY-LAWS.................... 13
      6.3   MAINTENANCE AND INSPECTION OF OTHER CORPORATION RECORDS.. 13
      6.4   INSPECTION BY DIRECTORS.................................. 13

ARTICLE VII GENERAL CORPORATE MATTERS................................ 14
      7.1   RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.... 14
      7.2   CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS................. 14
      7.3   CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED........ 14
      7.4   CERTIFICATE FOR SHARES................................... 14
      7.5   LOST CERTIFICATES........................................ 14
      7.6   REPRESENTATION OF SHARES OF OTHER CORPORATIONS........... 14

ARTICLE VIII DIVIDENDS............................................... 15

ARTICLE IX  FISCAL YEAR.............................................. 15

ARTICLE X   CORPORATE SEAL........................................... 15

ARTICLE XI  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
            OTHER CORPORATE AGENTS................................... 15
     11.1   RIGHT TO INDEMNIFICATION................................. 15
     11.2   RIGHT OF CLAIMANT TO BRING SUIT.......................... 16
     11.3   NONEXCLUSIVITY OF RIGHTS................................. 16
     11.4   INSURANCE................................................ 16

ARTICLE XII AMENDMENTS............................................... 16
     12.1   AMENDMENT BY STOCKHOLDERS................................ 16
     12.2   AMENDMENT BY DIRECTORS................................... 17
     12.3   CONSTRUCTION AND DEFINITION.............................. 17

                                 B Y - L A W S
                                 -------------

                                       OF
                                       --

                          Farmers & Merchants Bancorp
                          ---------------------------

                            (a Delaware corporation)

                                   ARTICLE I

                                    OFFICES

     Section 1.1 REGISTERED OFFICE. The registered office of Farmers & Merchants Bancorp ("the Corporation"), within the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, in the State of Delaware and Corporation Trust Company is the registered agent.

     Section 1.2 PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation shall be located at such place within or outside of the State of Delaware as the Board of Directors of the Corporation ("Board of Directors") from time to time shall designate.

     Section 1.3 OTHER OFFICES. The Corporation may also have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     Section 2.1 PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

     Section 2.2 ANNUAL MEETING. The annual meeting of the stockholders of this Corporation for the election of directors and the transaction of any and all other business shall be held on the third Monday of April of each year, if not a legal holiday and if a legal holiday then on the day following, beginning at 4 o'clock in the afternoon of said day except as otherwise specified by the Board of Directors.

     Section 2.3 SPECIAL MEETING. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the holders of at least a majority of the then outstanding shares of capital stock of the Corporation entitled to vote thereat. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by the By-laws and by law.

     Section 2.4 NOTICE OF STOCKHOLDERS' MEETING. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 of these By-Laws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 144 of the Delaware General Corporation Law (the "DGCL"), (ii) an amendment of the Certificate of Incorporation, pursuant to
Section 242 of the DGCL, (iii) a reorganization of the Corporation, pursuant to Subchapter XI of the DGCL, or (iv) a voluntary dissolution of the Corporation, pursuant to Section 275 of the DGCL of that Code, the notice shall also state the general nature of that proposal.

     Section 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand of the stockholder at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the Secretary or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

     Section 2.6 AGENDAS FOR ANNUAL MEETINGS OF STOCKHOLDERS. At any annual meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors,
(ii) otherwise properly brought before the meeting by, or at the direction of, the Chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and must have been a stockholder of record at the time such notice is given. To be timely, a stockholder's notice shall be delivered to or mailed (by United States registered mail, return receipt requested) and received at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed (by U.S. registered mail, return receipt requested) and received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder, (b) the class and the number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (c) any material interest of the stockholder in such business and (d) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal and if part of a group, the names and addresses of such group members. No business shall be conducted at an annual meeting of stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 2.6 shall be deemed by the Board of Directors or the Securities and Exchange Commission or any applicable bank regulatory authority, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

     Section 2.7 QUORUM. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 2.8 ADJOURNED MEETING; NOTICE. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting or by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.7 of these By-Laws.

     When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these By-Laws. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

     Section 2.9 VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.12 these By-Laws, subject to the provision of Sections 217 and 218 of the DGCL (relating to voting shares held by a fiduciary or in joint ownership or subject to voting trusts). In the discretion of the chairman of the meeting, the stockholders' vote as to any matter may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than elections of directors, any stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares that the stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the DGCL or by the Certificate of Incorporation.

     At a stockholders' meeting at which directors are to be elected, no stockholder shall be entitled to cumulate votes (i.e., cast for any one or more
                                                 ----
candidates a number of votes greater than the number of stockholder's shares) unless cumulative voting shall be required under Section 2115 of the California Corporations Code and unless the candidates' names have been placed in nomination prior to commencement of the voting in accordance with Section 3.4 of these By-Laws and a stockholder has given notice to the secretary of the Corporation at least two (2) days prior to the date of the meeting of the stockholder's intention to cumulate votes. If any stockholder has given such a notice, then every stockholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among any or all of the candidates, as the stockholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 2.10 WAIVER OF NOTICE OR CONSENT BY ABSENT STOCKHOLDERS. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or any approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section
2.4 of these By-Laws, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 2.11 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders of this Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted, provided that the Board of Directors, by resolution, shall have previously approved any such action. In the case of election of directors, a consent otherwise conforming to the requirements of the preceding sentence shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Any stockholder giving a written consent, or the stockholder's proxy holders, or a transferee of the shares or a personal representative of the stockholder or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all stockholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such stockholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the stockholders without a meeting. This notice shall be given in the manner specified in Section 2.5 of these By-Laws. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 144 of the DGCL, (ii) indemnification of agents of the Corporation, pursuant to Section 145 of the DGCL of that Code, and (iii) a reorganization of the Corporation, pursuant to Subchapter XI of the DGCL of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     Section 2.12 RECORD DATE FOR STOCKHOLDER NOTICE, VOTING, AND GIVING CONSENTS. For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the DGCL.

     If the Board of Directors does not so fix a record date:

     1. The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     2. The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

     Section 2.13 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212 of the DGCL.

     Section 2.14 INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

     1. determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

     2.   receive votes, ballots, or consents;

     3. hear and determine all challenges and questions in any way arising in connection with the right to vote;

     4.   count and tabulate all votes or consents;

     5.   determine the result; and

     6. do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

     Section 2.15 CONDUCT OF MEETINGS. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof (v) limitations on the time allotted to questions or comments by participants, and (v) determine when the polls shall close as to any matter to be addressed at the meeting. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


                                  ARTICLE III

                               BOARD OF DIRECTORS

     Section 3.1 POWERS. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation and these By-Laws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Section 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors shall not be less than nine (9) nor greater than fifteen (15) and the exact number shall be eleven (11) until changed, within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors. The minimum and maximum number of directors may be changed by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 3.3 ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 3.4 NOMINATIONS FOR DIRECTORS. Nominations for election to the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors, shall be made by notification in writing delivered or mailed to the President of the Corporation not less than thirty (30) days or more than sixty
(60) days prior to any meeting of stockholders called for election of directors, provided, however, that if less than twenty-one (21) days' notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the President of the Corporation not later than the close of business on the seventh
(7th) day following the day on which the notice of meeting was mailed. Such notification shall contain the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons, in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee: (a) the name, age, residence address and business address of each proposed nominee and each such person and the date as of which such nominee commenced residency at such residence address;
(b) the principal occupation or employment, the name, type of business and address of the Corporation or other organization in which such employment is carried on of each proposed nominee and of each such person; (c) if the proposed nominee is an attorney, a statement as to whether or not either he or she or any firm with whom he or she has a relationship as partner, associate, of counsel, employee, or otherwise, acts as legal counsel for any banking Corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association or finance company; (d) a statement as to each proposed nominee and a statement as to each such person stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals; (e) the amount of stock of the Corporation owned beneficially, directly or indirectly, by each proposed nominee or by members of his or her family residing with him or her and the names of the registered owners thereof; (f) the amount of stock of the Corporation owned of record but not beneficially by each proposed nominee or by members of his or her family residing with him or her and by each such person or by members of his or her family residing with him or her and the names of the beneficial owners thereof; (g) if any shares specified in (e) or (f) above were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date; (h) a statement showing the extent of any borrowings to purchase shares of the Corporation specified in (e) or (f) above acquired within the preceding two years, and if funds were borrowed otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, the material provisions of such borrowings and the names of the lenders; (i) the details of any contract, arrangement or understanding relating to the securities of the Corporation, to which each proposed nominee or to which each such person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit or arrangements as to the division of losses or profits or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements or understandings exist; (j) the details of any contract, arrangement, or understanding to which each proposed nominee or to which such person is a party with any other banking corporation, affiliate or subsidiary thereof, other than a subsidiary of the Corporation, or bank holding company, industrial loan company, savings bank or association or finance company, or with any officer, director, employee, agent, nominee, attorney, or other representative thereof; (k) a description of any arrangement or understanding of each proposed nominee and of each such person with any person regarding future employment or with respect to any future transaction to which the Corporation will or may be a party; (l) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof; (m) a statement as to each proposed nominee and a statement as to each such person describing any conviction for a felony that occurred during the preceding ten years involving the unlawful possession, conversion or appropriation of money or other property, or the payment of taxes;
(n) the total number of shares that will be voted for each proposed nominee; (o) the amount of stock, if any, owned, directly or indirectly, by each proposed nominee or by members of his family residing with him or her, in any banking corporation, affiliate or subsidiary thereof, or bank holding company, industrial loan company, savings bank or association or finance company, other than the Corporation; and (p) the identity of any other banking corporation, affiliate or subsidiary thereof, other than a subsidiary of the Corporation, or bank holding company or industrial loan company, savings bank or association or finance company as to which such nominee or any other such person serves as a director, officer, employee, agent, consultant, advisor, nominee or attorney together with a description of such relationship. The chairman of the meeting may, in his or her discretion, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure shall be disregarded.

     Section 3.5 VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.

Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any meeting of stockholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of offices expires.

     Section 3.6 PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular meetings of the Board of Directors may be held at any place within or without the State of Delaware that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the Corporation.
Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

     Section 3.7 ANNUAL MEETING. Following each annual meeting of stockholders, the Board of Directors shall meet for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 3.8 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 3.9 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman the Board or the President of the Corporation.

     Special meetings of the Board shall be held upon four (4) days' notice by first-class mail or twenty-four (24) hours' notice delivered personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office or home of the director who the person giving the oral notice reasonably believes will promptly communicate it to the director. A notice need not specify the purpose of any special meeting of the Board nor the place if the meeting is to be held at the principal executive office of the Corporation.

     Section 3.10 ACTION ON NON AGENDA ITEMS. No action may be taken at any annual, regular or special meeting of the Board of Directors with respect to any matter that was not previously included on the agenda or in the notice for such meeting delivered or announced to the directors prior to the meeting if more than one-fourth (1/4) of the directors present at such meeting are opposed to taking action at such meeting with respect to such matter.

     Section 3.11 QUORUM. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.13 of these By-laws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 144 of the DGCL (as to approval of contracts or transactions in which a director has a direct or indirect material financial interest), Section 141(c) of the DGCL (as to appointment of committees), and
Section 145 of the DGCL (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 3.12 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

     Section 3.13 ADJOURNMENT. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 3.14 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 3.9 of these By-Laws, to the directors who were not present at the time of the adjournment.

     Section 3.15 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

     Section 3.16 FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

     Section 3.17 HONORARY DIRECTORS. The Board of Directors may elect a director emeritus as an honorary director of the Corporation.

     Section 3.18 ADDITIONAL DIRECTOR QUALIFICATIONS. No person shall be a member of the Board of Directors (a) who has not been a resident for a period of at least two years immediately prior to his or her election of a county in which a subsidiary of the Corporation maintains a banking office unless the election of such person shall be approved by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors of this Corporation then in office, or (b) who owns, together with his or her family residing with him or her, directly or indirectly, more than one percent of the outstanding shares of any other banking corporation, affiliate or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association or finance company unless the election of such person shall be approved by the affirmative vote of at least two-thirds (2/3) of the Board of Directors then in office, or
(c) who is a director, officer, employee, agent, nominee, or attorney of any other banking corporation, affiliate, or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association or finance company, other than a subsidiary of the Corporation, unless the election of such person shall be approved by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors then in office, or (d) who has or is the nominee of anyone who has any contract, arrangement or understanding with any other banking corporation, or affiliate or subsidiary thereof, or bank holding company or industrial loan company, savings bank or association or finance company or with any officer, director, employee, agent, nominee, attorney or other representative thereof that he or she will reveal or in any way utilize information obtained as a director of this Corporation or that he or she will, directly or indirectly, attempt to effect or encourage any action of this Corporation.

                                   ARTICLE IV

                                   COMMITTEES

     Section 4.1 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have all the authority of the Board, except with respect to:

     (a) the approval of any action which, under the DGCL, also requires stockholders' approval or approval of the outstanding shares;

     (b) the filling of vacancies on the Board of the Directors or in any committee;

     (c) the fixing of compensation of the directors for serving on the Board or on any committee;

     (d) the amendment or repeal of By-Laws or the adoption of new By-Laws;

     (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

     (f) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

     (g) the appointment of any other committees of the Board of Directors or the members of these committees.

     Section 4.2 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.6 (place of meetings), 3.8 (regular meetings), 3.9 (special meetings and notice), 3.11 (quorum), 3.12 (waiver of notice), 3.13 (adjournment), 3.14 (notice of adjournment), 3.15 (action without meeting), and
Section 3.16 (on compensation) of these By-Laws with such changes in the context of those By-Laws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, special meetings of committees may also be called by resolution of the Board of Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

                                   ARTICLE V

                                    OFFICERS

     Section 5.1 OFFICERS. The officers of the Corporation shall be a President, a Chief Financial Officer, a Senior Credit Officer and a Secretary, and may also include, at the discretion of the Board of Directors, a Chairman of the Board, a Vice-Chairman and one or more Executive Vice Presidents. Any number of offices may be held by the same person.

     Section 5.2 DUTIES. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be provided by resolution of the Board of Directors.

     Section 5.3 ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section
5.4 or Section 5.7 of these By-Laws, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 5.4 SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

     Section 5.5 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section 5.6 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to that office.

     Section 5.7 CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws. If there is no President or if the Board of Directors so specifies, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.9 of these By-Laws.

     Section 5.8 VICE CHAIRMAN. In the absence or disability of the Chairman, the Vice Chairman, if any, shall perform all the duties of the Chairman. The Vice Chairman shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 5.9 PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board and Vice Chairman, or if there be none, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

     Section 5.10 EXECUTIVE VICE PRESIDENT. In the absence or disability of the President, the Executive Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, an Executive Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws, and the President, or the Chairman of the Board.

     Section 5.11 CHIEF FINANCIAL OFFICER. The Chief Financial Officer and Secretary shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these By-Laws, the President, or the Chairman of the Board.

     Section 5.12 SENIOR CREDIT OFFICER. The Senior Credit Officer of the Corporation shall be generally responsible for the credit policies of the Corporation and each subsidiary thereof, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these By-Laws, the President, or the Chairman of the Board.

     Section 5.13 SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other places as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings. The Secretary need not keep minutes of all advisory committee meetings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the Corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these By-Laws, and the President, or the Chairman of the Board.

                                  ARTICLE VI

                              RECORDS AND REPORTS

     Section 6.1 MAINTENANCE AND INSPECTION OF SHARE REGISTER. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

     A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares of stock registered in the name of each such stockholder, shall be open to the examination of any stockholder, for any purpose germane to such meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and during the whole time thereof, and may be inspected by any stockholder who is present. The record of stockholders shall also be open to inspection on the written demand of any stockholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interest as a stockholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 6.1 may be made in person or by an agent or attorney of the stockholder or holder of a voting trust certificate making the demand.

     Section 6.2 MAINTENANCE AND INSPECTION OF BY-LAWS. The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in the State of California, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Delaware and the Corporation has no principal business office in the State of California, the Secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of the By-Laws as amended to date.

     Section 6.3 MAINTENANCE AND INSPECTION OF OTHER CORPORATION RECORDS. The accounting books and records and minutes of proceedings of the stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation. No such right of inspection shall extend to any confidential information relating to the customers of any banking subsidiary of the Corporation, or other information which the Corporation may not disclose under applicable laws.

     Section 6.4 INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and the physical properties of the Corporation and each of its subsidiary Corporations. This inspection by a director may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII

                           GENERAL CORPORATE MATTERS

     Section 7.1 RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING. For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in the DGCL.

     If the Board of Directors does not so fix a record date, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     Section 7.2 CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, draft, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 7.3 CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 7.4 CERTIFICATE FOR SHARES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of these shares are fully paid. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Executive Vice President, if any, and by the Chief Financial Officer or the Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     Section 7.5 LOST CERTIFICATES. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time.
The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     Section 7.6 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the board, the President, or any Executive Vice President, if any, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other Corporation or Corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the

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Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

                                 ARTICLE VIII

                                   DIVIDENDS

     Subject to any agreement to which the Corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in stock of the Corporation of any class or series, such dividends in respect of outstanding stock of the Corporation of any class or series as the Board of Directors may at any time deem to be advisable. Before declaring any such dividend, the Board of Directors may cause to be set aside any funds or other property or assets of the Corporation legally available for the payment of dividends.

                                  ARTICLE IX

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be the calendar year, unless determined otherwise by resolution of the Board of Directors.

                                   ARTICLE X

                                 CORPORATE SEAL

     The Corporate Seal, if there shall be one, shall be in such form and shall bear such words and figures as shall be approved from time to time by the Board of Directors.

                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND OTHER CORPORATE AGENTS

     Section 11.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or executive officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or was a director or executive officer of a foreign or domestic Corporation which was a predecessor of the Corporation or of another enterprise at the request of such predecessor Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or executive officer or in any other capacity while serving as a director or executive officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes of penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director

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

or executive officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
Section 11.2 of these By-Laws, the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay, all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise. The Corporation may by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers. This Article XI shall create a right of indemnification for each such indemnifiable party whether or not the proceeding to which the indemnification relates arose in whole or in part prior to adoption of this Article XI (or the adoption of the comparable provisions of the By-Laws of the Corporation's predecessor Corporation).

     Section 11.2  RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section
11.1 of these By-Laws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper to the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 11.3 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article XI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 11.4 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


                                  ARTICLE XII

                                   AMENDMENTS

     Section 12.1 AMENDMENT BY STOCKHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Certificate of Incorporation of the Corporation shall set

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forth the number of authorized directors of the Corporation, the authorized number of directors may be changed only an amendment of the Certificate of Incorporation.

     Section 12.2 AMENDMENT BY DIRECTORS. Subject to the rights of the stockholders as provided in Section 12.1 of these By-Laws, By-Laws or amendments to existing By-Laws, other than a By-Law or an amendment of a By-Law changing the authorized number of directors, may be adopted, amended or repealed by the Board of Directors by and through the vote of two-thirds of all directors.

     Section 12.3 CONSTRUCTION AND DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number include the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

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